UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

Form 8-K
_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): March 11, 2020

RenovaCare, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-30156	98-0384030
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4 Becker Farm Road, Suite 105, Roseland, New Jersey 07068
(Address of Principal Executive Offices) (Zip Code)

(888) 398-0202
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Section 8 – Other Events

Item 8.01. Other Events.

          On March 11, 2020, RenovaCare, Inc. (the “Company”) announced new corporate headquarters in Roseland, New Jersey and laboratory facilities in Berlin, Germany to advance the development of its patented technologies for spraying self-donated stem cells for the regeneration of skin and other organs and tissues.

          It also announced that Dr. Katrin Zeilinger, the former Head of the Bioreactor Group at the Berlin-Brandenburg Center for Regenerative Therapies, Charité-Berlin and part of the early bioengineering and clinical teams that optimized the RenovaCare cell isolation process, now will be working under the guidance of Dr. Roger Esteban-Vives, Vice President of Research and Product Development, who leads the engineering, product testing and laboratory work at RenovaCare labs in Berlin. There, Dr. Zeilinger will be involved in new product development, technology validation and performing laboratory testing related to the behavior of cells under various conditions.

A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated March 11, 2020 Announcing New Corporate Headquarters and Laboratory Facilities.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on March 16, 2020.

RenovaCare, Inc.

By:	/s/ Alan L. Rubino
Alan L. Rubino
President and Chief Executive Officer